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                                                                      Exhibit 2



FINANCIAL INFORMATION

                   INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.
                          CONSOLIDATED BALANCE SHEETS

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A S S E T S                                                                DECEMBER 31,         SEPTEMBER
                                                                                   1995          30, 1996
                                                                                   ----          --------
                                                                                               (unaudited)
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Current assets:
  Cash and cash equivalents                                                 $ 1,511,395       $    38,259
  Short-term investments - unrestricted                                       4,736,727           753,102
  Short-term investments - restricted                                              -            1,800,000
  Accounts receivable-trade, net of allowance for doubtful
      accounts of $87,759 in 1995 and $338,160 in 1996                        3,786,119         5,860,541
  Inventories                                                                 2,941,021         4,568,550
  Prepaid expenses and other current assets                                     285,683           280,530
  Deferred tax asset                                                            919,489           919,489
                                                                            -----------       -----------
          Total current assets                                               14,180,434        14,220,471

  Property and equipment, at cost, net of accumulated depreciation              995,044         1,952,027
  Purchased intangibles                                                         915,649        10,543,756
  Software development costs, net of accumulated amortization                   298,030         1,085,587
  Long term investments                                                         100,000                 -
  Deferred tax asset                                                          3,594,100         7,134,568
  Other assets                                                                2,119,288         1,997,465
                                                                            -----------       -----------
          Total assets                                                      $22,202,545       $36,933,874
                                                                            ===========       ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                          $   810,819       $ 3,173,940
  Notes payable                                                                 185,633         9,100,000
  Accrued expenses                                                            1,238,599         3,906,081
  Deferred income - service contracts                                           710,907           927,866
  Deferred income - other                                                            -            467,438
                                                                            -----------       -----------
          Total current liabilities                                           2,945,958        17,575,325

  Notes payable - long term portion                                             125,000         7,000,000
  Deferred income - service contracts                                           190,045           201,693
                                                                            -----------       -----------
          Total liabilities                                                   3,261,003        24,777,018
                                                                            -----------       -----------

Shareholders' equity:
  Common stock, $.01 par value
     Authorized:  15,600,000 shares
     Issued and outstanding:   6,292,408 in 1995
                               6,389,654 in 1996                                 62,924            63,897
  Additional paid-in capital                                                 34,154,116        35,415,799
  Treasury stock (96,473 shares in 1995 and 553,875 shares in 1996)            (453,386)       (2,783,328)
  Unearned compensation                                                         (95,884)         (120,478)
  Accumulated deficit                                                       (14,726,228)      (20,419,034)
                                                                            -----------       -----------
  Total shareholders' equity                                                 18,941,542        12,156,856
                                                                            -----------       -----------
  Total liabilities and shareholders' equity                                $22,202,545       $36,933,874
                                                                            ===========       ===========
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